UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

August 22, 2006

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 North Fairfax Drive, Suite 1150, Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 21, 2006, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Security Holding Corp. (“Security”). On August 22, 2006, pursuant to the Purchase Agreement, the Company purchased 3,000,000 shares of Security Series A Convertible Preferred Stock (the “Preferred Shares”) for an aggregate purchase price of $3,000,000 (the “Offering”). The Company also committed to purchase an additional 2,000,000 Preferred Shares, in one or more transactions, at a purchase price of $1.00 per share at any time prior to August 21, 2008.

Each Preferred Share will accrue dividends cumulatively at the rate of eight percent (8%) per annum and is convertible into one (1) share of the Security common stock at any time by the Company, subject to adjustment for stock dividends, stock splits, and similar events. Each Preferred Share will be entitled to one vote as if converted into Security common stock. The holders of the outstanding Preferred Shares, as a class, so long as they maintain voting control of Security, will have the right to designate a majority of the board of directors of Security. Each Preferred Share will have a liquidation preference of $1.00 per share plus any accrued and unpaid dividends.

Immediately following the Merger (described below) and the Offering, the Company will control 61.2% of the voting power of Security.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein in its entirety. See also the description of the Agreement and Plan of Merger set forth below.

ITEM 2.01. COMPLETION OF ACQUISITION.

On August 22, 2006, Security, a subsidiary of the Company, completed its acquisition of Security Holding Enterprises, Inc., a Wisconsin corporation ("SHEI"), pursuant to the terms of an Agreement and Plan of Merger (the “Agreement"), dated August 21, 2006, by and among Security, SHEI and certain other persons named therein (the “Sellers”).

Pursuant to the Merger Agreement, SHEI merged with and into Security (the "Merger") with Security surviving the Merger. The Sellers will initially receive an aggregate of 2,500,000 shares of Security common stock in exchange for all of the issued and outstanding SHEI common stock. Of these shares, 600,000 are subject to the satisfaction of performance provisions before such shares will be released to the Sellers. In addition, in the future, the Sellers may receive up to an aggregate 2,500,000 shares of Security common stock if certain performance criteria are achieved by Security. The Sellers and certain employees may also individually receive up to 10,000,000 shares in the aggregate of Security common stock pursuant to restricted stock agreements. Receipt of this restricted stock is subject to the satisfaction of certain vesting requirements and performance provisions.

The Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The foregoing description of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

ITEM 8.01. OTHER EVENTS.

On August 23, 2006, the Company issued a press release attached to this Current Report on Form 8-K as Exhibit 99.1 which relates to the Merger and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent information is required by this item, they will be filed with the Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent information is required by this item, such information will be filed with the Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits:

10.1 Agreement and Plan of Merger, dated August 21, 2006, by and among Security Holding Corp., Security Holding Enterprises, Inc. and certain other persons named therein.

10.2 Series A Convertible Preferred Purchase Agreement, dated August 21, 2006, among Homeland Security Capital Corporation and Security Holding Corp.

99.1 Press Release, dated August 23, 2006, announcing the acquisition of Security Holding Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2006	HOMELAND SECURITY CAPITAL CORPORATION

	By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer